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                                                                     EXHIBIT 5.1

                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                               FAX: (212) 310-8007



                                November 8, 2001



AmeriGas Partners, L.P.
AmeriGas Eagle Finance Corp.
AP Eagle Finance Corp.
460 North Gulph Road
King of Prussia, PA 19406

Ladies and Gentlemen:

        We have acted as counsel to AmeriGas Partners, L.P., a Delaware limited partnership, Amerigas Eagle Finance Corp., a Delaware corporation, and AP Eagle Finance Corp., a Delaware corporation (collectively, the "Registrants"), in connection with the preparation and filing with the Securities and Exchange Commission of the Registrants' Registration Statement on Form S-4 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to (i) $60,000,000 aggregate principal amount of Series D 10% Senior Notes due 2006 (the "10% Notes") issued by AmeriGas Partners, L.P. and AmeriGas Eagle Finance Corp. and (ii) $200,000,000 aggregate principal amount of Series B 8 7/8% Senior Notes due 2011 (the "8 7/8% Notes") to be issued by AmeriGas Partners, L.P. and AP Eagle Finance Corp.

        In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture dated as of April 4, 2001, between AmeriGas Partners, L.P., AmeriGas Eagle Finance Corp. and First Union National Bank, as trustee (the "10% Indenture Trustee"), pursuant to which the 10% Notes will be issued (the "10% Indenture"), the Indenture dated as of August 21, 2001, between AmeriGas Partners, L.P., AP Eagle Finance Corp. and First Union National Bank, as trustee (the "8 7/8% Indenture Trustee"), pursuant to which the 8 7/8% Notes will be issued (the "8 7/8% Indenture"), the form of the 10% Notes included in the 10% Indenture filed as Exhibit 4.1 to the Registration Statement, the form of the 8 7/8% Notes included in the 8 7/8% Indenture filed as Exhibit 4.2 to the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Registrants, and have made such inquiries of such officers and


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AmeriGas
November 5, 2001
Page 2

representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Registrants.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

        1. The 10% Notes have been duly authorized and, when duly executed on behalf of AmeriGas Partners L.P. and AmeriGas Eagle Finance Corp., authenticated by the 10% Indenture Trustee and delivered in accordance with the terms of the 10% Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of AmeriGas Partners, L.P. and AmeriGas Eagle Finance Corp., enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principals of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        2. The 8 7/8% Notes have been duly authorized, and, when duly executed on behalf of AmeriGas Partners L.P. and AP Eagle Finance Corp., authenticated by the 8 7/8% Indenture Trustee and delivered in accordance with the terms of the 8 7/8% Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of AmeriGas Partners, L.P. and AP Eagle Finance Corp., enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principals of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        We consent to the reference to our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.


                                                   Very truly yours,


                                                  /s/ Weil, Gotshal & Manges LLP